NEWS RELEASE

FOR IMMEDIATE RELEASE July 9, 2007	For more information, contact:
Debra J. Richardson, Sr. Vice President
(515) 273-3551, drichardson@american-equity.com
John M. Matovina, Vice Chairman
(515) 457-1813, jmatovina@american-equity.com
D. J. Noble, Chairman
(515) 457-1705, dnoble@american-equity.com
Julie L. LaFollette, Investor Relations
(515) 273-3602, jlafollette@american-equity.com

American Equity Posts 20% Increase in Second Quarter 2007 Sales and
Schedules Quarterly Earnings Release,
Conference Call and Webcast

WEST DES MOINES, Iowa (July 9, 2007)— American Equity Investment Life Holding Company (NYSE: AEL) today announced that its annuity sales in the second quarter of 2007 totaled $622.5 million, a 20% increase over second quarter 2006 sales of $517.7 million.   The Company attributes the sales momentum to the reinstatement of its “A-“ (Excellent) rating from A.M. Best Company as well as previously announced 2007 product initiatives and agent incentives.  The Company believes it continues to offer agents and policyholders the best service in the industry, which has been a source of its competitive strength in the fixed-rate and index annuity market for many years.

Beginning in the third quarter of 2007, AEL will discontinue its practice of releasing quarterly sales results prior to the announcement of quarterly earnings.  The Company believes that this will assist investors and other interested parties by having all relevant financial information available to evaluate the Company’s quarterly results.

AEL will announce its second quarter 2007 earnings after the close of market on Wednesday, August 1, 2007.  The second quarter earnings release and financial supplement will be posted on the American Equity web site (www.american-equity.com) at that time.

AEL will hold a conference call to discuss second quarter 2007 earnings on Thursday, August 2, 2007, at 10 a.m. CDT.  The conference call will be webcast live on the Internet.  Investors and interested parties who wish to listen to the call on the Internet may do so at www.american-equity.com.

The call may also be accessed by telephone at 1-866-831-6234, passcode 15555774 (international callers, please dial 1-617-213-8854).   An audio replay will be available shortly after the call on AEL’s Web site.  An audio replay will also be available via telephone through, August 16, 2007, by calling 1-888-286-8010, passcode 32016681 (international callers will need to dial 1-617-801-6888).

American Equity Investment Life Holding Company, through its wholly-owned operating subsidiaries, is a full service underwriter of a broad line of annuity and insurance products with a primary emphasis on the sale of fixed-rate and index annuities.  The company’s headquarters are located at 5000 Westown Parkway, West Des Moines, Iowa, 50266. The mailing address of the company is: P.O. Box 71216, Des Moines, Iowa, 50325.

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